UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4809 Cole Avenue, Suite 108		75205
Dallas, Texas		(Zip Code)
(Address of principal
executive offices)

        Registrant’s telephone number, including area code: (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Below is a press release issued by Toreador on March 30, 2004. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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TOREADOR PROVIDES 2004 OPERATIONAL UPDATE

Company Hosts Breakfast at Howard Weil Energy Conference March 31

        DALLAS, TEXAS – (March 30, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) will discuss highlights of its 2004 operations plan during an investor breakfast it will host at the Howard Weil Energy Conference March 31 in New Orleans.

    G. Thomas Graves III, Toreador President and Chief Executive Officer, Douglas W. Weir, Senior Vice President and Chief Financial Officer, and Michael J. FitzGerald, Senior Vice President — Exploration and Production, will outline Toreador’s plans to focus on international exploration and development in 2004.

        As previously reported, Toreador’s sale of its U.S. mineral and royalty assets in January 2004 allows the company to accelerate its international activities. The company believes its 2004 exploitation work in France alone as a minimum objective will enable it to replace the daily production of approximately 675 barrels of oil per day related to the sale of its domestic mineral and royalty portfolio.

        “By the beginning of 2005, we expect to have replaced all of the production generated by our domestic mineral properties, prior to factoring in any potential exploration success,” said Graves.

        As previously announced, the company’s proved oil and gas reserves as of January 1, 2004, taking into account the effect of the $45.0 million sale of its U.S. mineral and royalty assets in January 2004, were 13.6 million barrels of oil equivalent (MMBOE) with a net present value of $85.6 million using SEC methodology. The majority of Toreador’s proved reserves, or approximately 11.0 MMBOE, is in France.

        LaRoche Petroleum Consultants, Ltd., Toreador’s independent petroleum engineering firm, has identified an additional 5.8 MMBOE of probable reserves, also located in France. In addition, Toreador has identified the potential for significant reserve additions in Turkey that will be tested this year.

France

        In 2004, Toreador plans to implement a $3 million to $4 million exploration and development program in France. The company expects to begin extensive rehabilitation work in the four-field Neocomian complex, which includes the drilling of up to five sidetrack wells, as well as additional development drilling. The company also anticipates drilling a multizone horizontal development well in the Charmottes Field. A successful horizontal well in the Charmottes Field could help determine three additional locations for similar wells. Toreador is operator and 100% owner of the Neocomian and Charmottes fields.

        Toreador also plans to drill three to five exploratory wells on its 183,000-acre Courtenay permit. The company’s initial geological and geophysical analysis indicates the Neocomian producing trend continues onto this permit. Several wells drilled by others on the permit have tested oil in the Cretaceous and Jurassic formations. Toreador operates and is 100% owner of the Courtenay permit.

Turkey

        Toreador will begin drilling its first shallow-water exploratory well, the Ayazli-1, in the western Black Sea offshore Turkey in July 2004 and has selected the well’s location from six gas prospects identified to date. It is expected that a second wildcat prospect will be drilled in 2005. Toreador is operator and holds a 49% working interest in eight Black Sea permits. The Turkish national oil company, TPAO, holds the remaining interest.

        TPAO also plans to drill the Cendere-20 development well in the second quarter of 2004. The Cendere Field, where Toreador holds a 19.6% working interest in most wells, is located in south central Turkey.

        In addition, the company is negotiating for a rig to drill the Calgan oil prospect in 2004 on the Calgan permit south of the Zeynel Field.

        In the Sinop area northeast of Ankara, Toreador plans to re-enter a well in 2004 that encountered numerous oil and gas shows when it was drilled by another operator in the late 1980s. Toreador operates and holds a 100% working interest in six Sinop permits.

Romania

        Toreador plans to begin rehabilitation work on the 1,325-acre Fauresti Block with the re-entry of four to eight wells during the second half of 2004. The block has been productive from the Dogger formation at depths of about 8,000 feet. The company also plans to reprocess seismic information on the Fauresti Block and acquire and evaluate geological and geophysical data on the Viperesti and Moinesti blocks.

        Toreador is 100% owner and operator of these Romanian concessions.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas and crude oil.

The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador owns working interests primarily in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Cautionary Notes to Investors — The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Toreador uses the term “potential reserves” in this news release, which the SEC’s guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador’s Form 10-K for the fiscal year ended December 31, 2002, available from the company by calling 214.559.3933 or 800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

        The term “potential,” when referring to Toreador’s reserves, represents Toreador management’s current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador’s reserves or its prospects. Additionally, the term “potential” has no engineering significance and is not related to the term “possible” as that term may be used by the Society of Petroleum Engineers.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO